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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Evenflo Company, Inc. on Form S-4 of our report dated November 7, 1997 (August 20, 1998 as to Note R) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Tampa, Florida

September 30, 1998